EXHIBIT 5.1



                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                4 TIMES SQUARE
                              NEW YORK, NEW YORK
                                  10036-6522





                                                      July 31, 2003



NTL Incorporated
110 East 59th Street
New York, NY  10022

                  Re:   NTL Incorporated
                        Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as special United States counsel to NTL Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of (i) 5,000,000 shares (subject to adjustment in some circumstances) of the Company's common stock, $0.01 par value per share (the "Common Stock"), including associated rights to purchase Series A Junior Participating Preferred Stock, issuable to employees, non-employee directors and independent contractors who may be granted options under the NTL Incorporated 2003 Stock Option Plan (the "Stock Option Plan"), and (ii) 100,000 shares (subject to adjustment in certain circumstances) of Common Stock issuable to certain employees under the NTL Incorporated Executive Group Compensation Bonus Scheme (the "Bonus Plan").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company currently in effect, as certified by the Secretary of State of the State of Delaware; (iii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (iv) resolutions of the Compensation Committee of the Board of Directors of the Company, dated June 16, 2003, relating to the Bonus Plan and related matters; (v) order under 11 U.S.C. Section 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries dated September 5, 2002 of the United States Bankruptcy Court for the Southern District of New York; (vi) the Stock Option Plan; (vii) the Bonus Plan; and (viii) a specimen certificate representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company and others and of public officials.

         We do not express any opinion as to the laws of any jurisdiction other than Delaware corporate law, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, when duly issued and paid for in accordance with the Stock Option Plan and duly issued in accordance with the Bonus Plan, will have been duly authorized, and the shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                   /S/Skadden, Arps, Slate, Meagher & Flom LLP